UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Under Rule 14a-12

EAGLE BULK SHIPPING INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

EXPLANATORY NOTE

This definitive proxy statement on Schedule 14A is being filed solely to update an earlier filing of the proxy statement also made on December 23, 2016, which was inadvertently designated as “Definitive Additional Materials,” so that this definitive proxy statement is correctly designated as a “Definitive Proxy Statement.”  Except to correct this designation, no changes have been made to the proxy statement previously filed on December 23, 2016, and this filing does not amend, update or change any items or disclosures.

Eagle Bulk Shipping Inc.

300 First Stamford Place, 5th Floor

Stamford, Connecticut 06902

(203) 276-8100

December 23, 2016

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Eagle Bulk Shipping Inc., which will be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036 at 10:00 a.m., local time, on January 20, 2017 (the “Special Meeting”). On the following pages you will find the formal Notice of Special Meeting of Shareholders and proxy statement.

The actions expected to be taken at the Special Meeting are described in detail in the accompanying Notice of Special Meeting of Shareholders and proxy statement.

Whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented and voted at the Special Meeting. Accordingly, please sign, date and mail the enclosed proxy card as soon as possible in the envelope provided or vote using the toll-free telephone number or via the Internet by following the instructions included on the enclosed proxy card. If you decide to attend the Special Meeting in person, you will be able to vote in person, even if you have previously submitted a proxy.

I hope that you will attend the Special Meeting, and I look forward to seeing you there.

Sincerely,

/s/ Paul M. Leand, Jr.
Paul M. Leand, Jr.
Chairman of the Board of Directors

(This page intentionally left blank.)

Eagle Bulk Shipping Inc.

300 First Stamford Place, 5th Floor

Stamford, Connecticut 06902

(203) 276-8100

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 20, 2017

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk Shipping,” the “Company,” “we,” “us,” or “our”), will be held on January 20, 2017, at 10:00 a.m., local time, at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036, for the following purposes:

1.

To approve, for purposes of complying with The NASDAQ Stock Market LLC (“NASDAQ”) Listing Rule 5635(d), the issuance of shares of our common stock, par value US$0.01 per share (“Common Stock”), in connection with the entry into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), dated as of December 13, 2016, by and among the Company and the purchasers party thereto, in an amount equal to 20% or more of our Common Stock outstanding before the issuance of such shares;

2.

To approve, for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of shares of our Common Stock, in connection with the entry into the Common Stock Purchase Agreement, to certain directors, officers and employees of the Company; and

3.

To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposals No. 1 or No. 2.

The Board of Directors has fixed the close of business on December 22, 2016 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting (the “Record Date”). Only shareholders of record as of the Record Date will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. A list of such shareholders will be available at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting to be Held on January 20, 2017:

Pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”), the Company is required to post its proxy materials on the Internet, and we are permitted to provide only a Notice of Internet Availability of Proxy Materials to shareholders. However, for this Special Meeting, we have chosen to follow the SEC’s “full set” delivery option, and, therefore, although we are posting a full set of our proxy materials on the Internet, we are also sending a full set of our proxy materials to our shareholders by mail.

The proxy statement for the Special Meeting, together with the accompanying form of proxy, are available on the Internet at www.proxyvote.com.

Whether or not you expect to attend the Special Meeting in person, and no matter how many shares you own, please vote your shares as promptly as possible. Submitting a proxy now will help assure a quorum.

If you plan to attend in person, please arrive at least 30 minutes before the Special Meeting begins in order to check in with security, where you will be asked to present valid picture identification, such as a driver’s license or passport. In addition, if your shares are held in the name of your broker, trustee or other nominee and you wish to attend the Special Meeting, you must bring an account statement or letter from the broker, trustee or other nominee indicating that you were the owner of the shares as of the Record Date.

By Order of the Board of Directors,

/s/ Frank De Costanzo
Frank De Costanzo
Chief Financial Officer and Secretary

Stamford, Connecticut
December 23, 2016

Eagle Bulk Shipping Inc.

300 First Stamford Place, 5th Floor

Stamford, Connecticut 06902

(203) 276-8100

__________________

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 20, 2017

__________________

This proxy statement is furnished to shareholders of Eagle Bulk Shipping Inc. (“Eagle Bulk Shipping,” the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Eagle Bulk Shipping (the “Board of Directors”) for use in voting at the Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036, on January 20, 2017, at 10:00 a.m., local time, and at any adjournment or postponement thereof. If you plan to attend in person, please arrive at least 30 minutes before the Special Meeting begins in order to check in with security, where you will be asked to present valid picture identification such as a driver’s license or passport. In addition, if your shares are held in the name of your broker, trustee or other nominee and you wish to attend the Special Meeting, you must bring an account statement or letter from the broker, trustee or other nominee indicating that you were the owner of the shares as of the close of business on December 22, 2016, the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting (the “Record Date”).

This proxy statement for the Special Meeting, together with the accompanying form of proxy, are first being mailed or otherwise distributed to shareholders on or about December 27, 2016.

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS	7

PROPOSAL NO. 1	8
General	8
Purpose and Background for Shareholder Approval	8
Potential Effects of Approving Proposal No. 1	9
Voting Agreements with the Company	9
Vote Required	9
Recommendation of the Board of Directors	9

PROPOSAL NO. 2	10
General	10
Purpose and Background for Shareholder Approval	10
Interests of Certain of the Company’s Directors, Officers and Employees in the Proposal	11
Potential Effects of Approving Proposal No. 2	11
Voting Agreements with the Company	11
Vote Required	12
Recommendation of the Board of Directors	12

PROPOSAL NO. 3	13
General	13
Vote Required	13
Recommendation of the Board of Directors	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

COMPENSATION DISCUSSION & ANALYSIS	18
Introduction	18
Compensation Objectives and Philosophy	19
How Our Compensation Decisions Are Made	19
Elements of the Company’s Executive Compensation Program	20

COMPENSATION COMMITTEE REPORT	24
2015 Grants of Plan-Based Awards	26
Outstanding Equity Awards at Fiscal Year End 2015	27
Option Exercises and Stock Vested for Fiscal 2015	28
Retirement Benefits	28
Potential Payments Upon Termination Or Change-In-Control	29
Employment Agreements with the Executive Officers	30

2015 DIRECTOR COMPENSATION TABLE	34

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	35

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS	35

OTHER MATTERS	36

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why did I receive a full set of proxy materials?

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have chosen to follow the “full set” delivery option to disseminate our proxy materials, and, therefore, although we are posting a full set of our proxy materials on the Internet, we are also sending a full set of our proxy materials, including a proxy card, to our shareholders by mail.

Why am I receiving these proxy materials?

Our Board of Directors has sent you this proxy statement and the enclosed proxy card because you owned shares of the Company’s common stock, par value US$0.01 per share (“Common Stock”), as of the close of business on the Record Date. Your proxy is being solicited by our Board of Directors for use at the Special Meeting. You are invited to attend the Special Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, as described below. If you vote by telephone or over the Internet, you do not need to mail back your proxy card.

What is included in these proxy materials?

These materials include:

●	this proxy statement for the Special Meeting; and

●	the proxy card for the Special Meeting.

●	Can I find additional information on the Company’s website?

Yes. Our website is www.eagleships.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Second Amended and Restated By-Laws (the “By-laws”). The Company also makes available on its website its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference facilities. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. The information on our website is not incorporated by reference into this proxy statement.

What is the purpose of the Special Meeting?

At the Special Meeting, shareholders will be asked to consider and vote upon the following matters:

●

To approve, for purposes of complying with The NASDAQ Stock Market LLC (“NASDAQ”) Listing Rule 5635(d), the issuance of shares of our Common Stock, in connection with the entry into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), dated as of December 13, 2016, by and among the Company and the purchasers party thereto, in an amount equal to 20% or more of our Common Stock outstanding before the issuance of such shares (“Proposal No. 1”);

●

To approve, for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of shares of our Common Stock, in connection with the entry into the Common Stock Purchase Agreement, to certain directors, officers and employees of the Company (“Proposal No. 2”); and

●

To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposals No. 1 or No. 2 (“Proposal No. 3”).

The Board of Directors is seeking shareholder approval of Proposals No. 1 and No. 2, in part, so that the Company may comply with its obligations under the Common Stock Purchase Agreement. If Proposals No. 1 and No. 2 are approved, the Company will issue and deliver the shares of Common Stock under the Common Stock Purchase Agreement for which approval is being sought under Proposals No. 1 and No. 2. If Proposals No. 1 and No. 2 are approved, the shares of Common Stock issued under the Common Stock Purchase Agreement will represent approximately 32% of the Company’s outstanding Common Stock after such issuance, which will have the effect of diluting our existing shareholders that are not Common Stock Purchasers as well as any Common Stock Purchasers that do not purchase a proportionate number of shares of Common Stock pursuant to the Common Stock Purchase Agreement relative to their current holdings to prevent dilution.

How will the approval of the proposals in this proxy statement and the consummation thereof affect the Company’s issued and outstanding shares of Common Stock and my ownership of the Company’s voting securities?

The following table shows the Company’s issued and outstanding shares of Common Stock prior and after giving effect to each of the following proposals.

	As of November 30, 2016 (prior to giving effect to Proposals No. 1 and No. 2)	Proposal No. 1 Issuance of Private Placement Common Shares	Proposal No. 2 D&O Private Placement Issuance
Shares of Common Stock issued pursuant to proposals	N/A	22,153,000	69,223
Shares of Common Stock issued and outstanding	48,106,827	70,259,827	70,329,050
Shares of Common Stock authorized	700,000,000	700,000,000	700,000,000
Shares of Common Stock authorized but unissued	651,893,173	629,740,173	629,670,950
Shares of Common Stock owned by directors, NEOs (as defined below) and 5% beneficial ownership holders	33,709,733	47,509,985	47,579,208
Percentage of ownership by directors, NEOs and holders of Common Stock beneficially owning more than 5% of our Common Stock	70.07%	67.62%	67.65%
Effect on a hypothetical shareholder holding 100,000 shares of Common Stock	100,000	100,000	100,000
Percentage of ownership by a hypothetical shareholder holding 100,000 shares of Common Stock	0.21%	0.14%	0.14%

The information in the above table does not take into account shares of Common Stock reserved for issuance under the 2014 Eagle Bulk Shipping Inc. Equity Incentive Plan (the “2014 Plan”) or the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan, which has been approved by the Board of Directors and our shareholders at a shareholder meeting held on December 15, 2016. Any shares of Common Stock issued under such plans would have a dilutive effect on shareholders.

Who is entitled to vote at the Special Meeting?

Only shareholders of record as of the Record Date will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. As of the Record Date, Eagle Bulk Shipping had 48,106,827 shares of Common Stock issued and outstanding and entitled to vote. In compliance with interpretations of NASDAQ Listing Rule 5635, this amount does not include any of the shares of Common Stock that are proposed to be issued to the investors (the “Common Stock Purchasers”) under the Common Stock Purchase Agreement.

How many votes do I have?

Each share of Common Stock issued and outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders. Cumulative voting by shareholders is not permitted.

What are the Board of Directors’ voting recommendations?

The Board of Directors recommends that you vote:

(1) “FOR” Proposal No. 1;

(2) “FOR” Proposal No. 2; and

(3) “FOR” Proposal No. 3, if necessary or appropriate.

How can I vote my shares?

You can vote either in person at the Special Meeting or by proxy whether or not you attend the Special Meeting. You can vote by proxy as follows:

●

By mail – If you are a shareholder of record, you may submit your proxy by dating and signing the proxy card that is included in the paper proxy materials that was first mailed to you on or about December 27, 2016 and mailing it in the enclosed, postage paid envelope or, if you are a beneficial owner of shares held in “street name,” you may submit your proxy by filling out the voting instruction form provided by your broker, trustee or other nominee, and mailing it in the enclosed, postage paid envelope. Votes submitted by written proxy must be received by 5:00 p.m. Eastern Time on the day before the Special Meeting.

●

by telephone or by Internet – If you have telephone or Internet access, you may submit your proxy via our electronic voting platform at www.proxyvote.com or submit a proxy by telephone at 1-(800) 690-6903 until 11:59 p.m. Eastern Time on the day before the Special Meeting by following the instructions provided in our proxy materials you received by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction form.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

If you attend the Special Meeting, you may vote in person, even if you have previously submitted a proxy. Your attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is exercised or unless you vote your shares in person at the Special Meeting. If you require directions to attend the meeting, please send a written request to Frank De Costanzo, Chief Financial Officer and Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, telephone (203) 276-8100.

What do I need to bring to be admitted to the Special Meeting?

If you plan to attend the Special Meeting in person, please arrive at least 30 minutes before the Special Meeting begins in order to check in with security, where you will be asked to present valid picture identification, such as a driver’s license or passport. In addition, if your shares are held in the name of your broker, trustee or other nominee and you wish to attend the Special Meeting, you must bring an account statement or letter from the broker, trustee or other nominee indicating that you were the owner of the shares as of the Record Date.

How may I vote my shares in person at the Special Meeting?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the Special Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the Special Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Special Meeting unless you obtain and present to us a “legal proxy” from your broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters; however, Proposals No. 1 and No. 2 are not considered “routine” and, consequently, your broker does not have discretionary authority to vote your shares without receiving your instructions with respect to Proposals No. 1 and No. 2, the approval of the Common Stock Private Placement (as defined below) in connection with the entry into the Common Stock Purchase Agreement and the approval of the D&O Private Placement Issuance (as defined below) to certain directors, officers and employees of the Company, respectively.

How will my voting instructions be treated?

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes since Proposals No. 1 and No. 2 are deemed “non-routine” matters. A broker “non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.

What is a broker “non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokerage firms may not vote with respect to Proposals No. 1 and No. 2, concerning the approval of the Common Stock Private Placement in connection with the entry into the Common Stock Purchase Agreement and the approval of the D&O Private Placement Issuance to certain directors, officers and employees of the Company, respectively, without their clients having furnished voting instructions. Thus, there may be broker “non-votes” with respect to Proposals No. 1 and No. 2, but they will have no effect on such proposals.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. Abstentions will have the same impact as a vote that is marked “AGAINST” for purposes of Proposals No. 1 and No. 2.

Who will count the votes?

The Company’s proxy processor and tabulator, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the inspector of election.

Could other matters be decided at the Special Meeting?

No.  Under the By-laws, only business stated in the Notice of Special Meeting of Shareholders (or any supplement thereto) shall be transacted at the Special Meeting or any adjournment or postponement thereof.

How can I change my vote or revoke my proxy?

Any person signing a proxy card in the form to be mailed to you on or about December 27, 2016, has the power to revoke it prior to the Special Meeting or at the Special Meeting prior to the vote. A proxy may be revoked by any of the following methods:

●

by writing a letter delivered to Frank De Costanzo, Chief Financial Officer and Secretary of Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, stating that the proxy is revoked;

●	by submitting in writing, by telephone or Internet another proxy with a later date; or

●	by attending the Special Meeting and (i) voting in person or (ii) hand delivering a written notice of revocation to the Secretary of the Special Meeting before we begin voting.

Please note that attendance at the Special Meeting alone will not revoke a previously given proxy.

What are the quorum and voting requirements to approve the proposals described in the proxy statement?

In order to take action on the matters scheduled for a vote at the Special Meeting, a quorum (a majority of the aggregate number of shares of the Company’s Common Stock issued and outstanding and entitled to vote as of the record date for the Special Meeting) must be present in person or by proxy.

A majority of the shares present in person, or represented by proxy, at the Special Meeting and entitled to vote on such matters is required for approval of Proposals No. 1 and No. 2, concerning the approval of the Common Stock Private Placement in connection with the entry into the Common Stock Purchase Agreement and the approval of the D&O Private Placement Issuance to certain directors, officers and employees of the Company, respectively, as well as Proposal No. 3.

Who will conduct the proxy solicitation and how much will it cost?

We will pay the costs relating to this proxy statement, the proxy solicitation and the Special Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares held in “street name” for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.

The principal factors that affect our financial position, results of operations and cash flows include, charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels’ estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors which could include the following: (i) changes in demand in the dry bulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of dry bulk vessel new building orders or lower than anticipated rates of dry bulk vessel scrapping; (iii) changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities; (v) changes in trading patterns significantly impacting overall dry bulk tonnage requirements; (vi) changes in the typical seasonal variations in dry bulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) the outcome of legal proceedings in which we are involved; and (xii) and other factors listed from time to time in our filings with the SEC.

We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

PROPOSAL NO. 1

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE ENTRY INTO THE COMMON STOCK PURCHASE AGREEMENT IN AN AMOUNT EQUAL TO 20% OR MORE OF OUR COMMON STOCK OUTSTANDING BEFORE THE ISSUANCE OF SUCH SHARES

General

As previously reported on our Current Report on Form 8-K filed with the SEC on December 13, 2016, on December 13, 2016, the Company entered into the Common Stock Purchase Agreement with the Common Stock Purchasers. The Common Stock Purchasers include certain of our existing shareholders, who held approximately 79% of our outstanding equity prior to entry into the Common Stock Purchase Agreement. The Common Stock Purchase Agreement provides for the issuance and sale by the Company to the Common Stock Purchasers (the “Common Stock Private Placement”) of an aggregate amount of $100 million of Common Stock (the “Private Placement Common Shares”). If this Proposal No. 1 is approved, the shares of Common Stock issued under the Common Stock Purchase Agreement will represent approximately 32% of the Company’s outstanding Common Stock after such issuance, which will have the effect of diluting our existing shareholders that are not Common Stock Purchasers as well as any Common Stock Purchasers that do not purchase a proportionate number of shares of Common Stock pursuant to the Common Stock Purchase Agreement relative to their current holdings to prevent dilution. The Private Placement Common Shares will be issued pursuant to the private placement exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Subject to the approval of Proposals No. 1 and No. 2 by our shareholders, the Company will issue and deliver approximately 22.2 million shares of Common Stock, representing more than 20% of the Company’s outstanding Common Stock, to the Common Stock Purchasers. Upon completion of the Common Stock Private Placement, and after giving effect to the other transactions contemplated in this proxy statement, we expect our aggregate issued and outstanding shares of Common Stock to be approximately 70.3 million shares.

Purpose and Background for Shareholder Approval

Our Common Stock is listed on the NASDAQ Global Select Market and, as such, we are subject to the NASDAQ Stock Market Rules. NASDAQ Listing Rule 5635(d) requires shareholder approval when, in connection with a transaction other than a public offering, a transaction involves the issuance by a company of common stock equal to 20% or more of the common stock outstanding before such issuance.

In compliance with NASDAQ Listing Rule 5635(d), the Common Stock Purchase Agreement includes as a condition precedent to the closing of the offering and the issuance of the Private Placement Common Shares thereunder the approval of this Proposal No. 1 by the Company’s shareholders.

In order to comply with NASDAQ Listing Rule 5635(d) and to satisfy the closing conditions under the Common Stock Purchase Agreement, we are seeking shareholder approval of the issuance of more than 20% of our outstanding Common Stock. A vote “FOR” Proposal No. 1 will constitute approval of the issuance of the Private Placement Common Shares.

Potential Effects of Approving Proposal No. 1

If Proposals No. 1 and No. 2 are approved, the shares of Common Stock issued under the Common Stock Purchase Agreement will represent approximately 32% of the Company’s outstanding Common Stock after such issuance, which will have the effect of diluting our existing shareholders that are not Common Stock Purchasers as well as any Common Stock Purchasers that do not purchase a proportionate number of shares of Common Stock pursuant to the Common Stock Purchase Agreement relative to their current holdings to prevent dilution. Specifically, the issuance of the Private Placement Common Shares has the effect of reducing the interest of the existing shareholders that are not Common Stock Purchasers with respect to earnings per share, voting power, liquidation value and book and market value per share. Any additional equity or certain convertible debt or other financings in the future could result in further dilution to our shareholders. Additionally, sales in the public market of the shares of Common Stock issued to the Common Stock Purchasers or the perception that such sales could occur, could adversely affect the prevailing market price of our Common Stock and impair our ability to raise funds in additional stock financings. Holders of the Company’s Common Stock are not entitled to preemptive rights with respect to any issuance of additional Common Stock, including pursuant to the Common Stock Private Placement.

Voting Agreements with the Company

In connection with the entry into the Common Stock Purchase Agreement, the Common Stock Purchasers that are current shareholders and who hold approximately 79% of the outstanding shares of Common Stock prior to entry into the Common Stock Purchase Agreement agreed with the Company to vote all shares of Common Stock held by them or their affiliates that are eligible to be voted in favor of such actions as are necessary to obtain approval of Proposal No. 1.

Vote Required

Approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person, or represented by proxy, at the Special Meeting and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1, THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK, IN CONNECTION WITH THE ENTRY INTO THE COMMON STOCK PURCHASE AGREEMENT IN AN AMOUNT EQUAL TO 20% OR MORE OF OUR COMMON STOCK OUTSTANDING BEFORE THE ISSUANCE OF SUCH SHARES.

PROPOSAL NO. 2

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK, IN CONNECTION WITH THE ENTRY INTO THE COMMON STOCK PURCHASE AGREEMENT TO CERTAIN DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY

General

As described in Proposal No. 1 above, on December 13, 2016, Eagle Shipping entered into the Common Stock Purchase Agreement with the Common Stock Purchasers. Paul Leand, Jr., our Chairman of the Board of Directors, Gary Vogel, our Chief Executive Officer and a director, Frank De Costanzo, our Chief Financial Officer and Secretary, and Michael Mitchell, our General Counsel, in addition to two other Company employees, are Common Stock Purchasers under the Common Stock Purchase Agreement. Subject to the approval of Proposal No. 1 and this Proposal No. 2, the Company will issue and deliver 69,223 shares of Common Stock to Messrs. Leand, Vogel, De Costanzo, and Mitchell, and two other Company employees, in aggregate (the “D&O Private Placement Issuance”).

Purpose and Background for Shareholder Approval

Our Common Stock is listed on the NASDAQ Global Select Market and, as such, we are subject to the NASDAQ Stock Market Rules. NASDAQ Listing Rule 5635(c) requires shareholder approval for certain equity compensation arrangements involving the issuance of common stock by a company to its officers, directors, employees, or consultants. Under NASDAQ interpretations of NASDAQ Listing Rule 5635(c), such issuance of common stock in a private placement at a price less than the market value of the stock is considered a form of “equity compensation” and requires shareholder approval. For this purpose, market value is the closing bid price immediately preceding the time the company enters into a binding agreement to issue the securities.

Consequently, in order to comply with NASDAQ Listing Rule 5635(c) and to satisfy the closing conditions under the Common Stock Purchase Agreement, we are seeking shareholder approval of the issuance of shares of Common Stock to Messrs. Leand, Vogel, De Costanzo, and Mitchell, and two other Company employees. A vote “FOR” Proposal No. 2 will constitute approval of the D&O Private Placement Issuance.

Interests of Certain of the Company’s Directors, Officers and Employees in the Proposal

As participants in the Common Stock Private Placement, Messrs. Leand, Vogel, De Costanzo, and Mitchell, and the two other Company employees, will each purchase shares of the Company’s Common Stock. The following table shows the amount of Private Placement Common Shares to be purchased by certain of our directors, executive officers and employees in connection with their participation in the Common Stock Private Placement and the amount of “equity compensation” as interpreted under NASDAQ Listing Rule 5635(c) to each such directors and executive officers, and the two other Company employees, collectively, as a result of such purchase.

Name and Title	Number of Common Shares to be Purchased	Aggregate Difference Between Market Price and Purchase Price(1)
Paul Leand, Jr., Chairman of the Board of Directors	20,000	$36,200
Gary Vogel, CEO and Director	20,000	$36,200
Frank De Costanzo, CFO and Secretary	6,667	$12,067
Michael Mitchell, General Counsel	10,000	$18,100
Other Company Employees (collectively)	12,556	$22,727

TOTAL	69,223	$125,294

(1)

The Aggregate Difference Between the Market Price and Purchase Price in this column is calculated by multiplying the number of Private Placement Common Shares to be purchased by the difference between the purchase price of $4.50 per share of Common Stock and the closing market price on December 8, 2016, $6.31 per share of Common Stock.

Potential Effects of Approving Proposal No. 2

Assuming shareholder approval of the D&O Private Placement Issuance is obtained, 69,223 shares of additional Common Stock will be issued and outstanding, which will have the effect of diluting our existing shareholders that are not Common Stock Purchasers as well as any Common Stock Purchasers that do not purchase a proportionate number of shares of Common Stock pursuant to the Common Stock Purchase Agreement relative to their current holdings to prevent dilution. Any additional equity, convertible debt or other financings in the future could result in further dilution to our existing shareholders that did not participate in the Common Stock Purchase Agreement. Additionally, sales in the public market of the shares of Common Stock issued to our management and directors or the perception that such sales could occur, could adversely affect the prevailing market price of our Common Stock and impair our ability to raise funds in additional stock financings. Holders of the Company’s Common Stock are not entitled to preemptive rights with respect to any issuance of additional Common Stock.

Voting Agreements with the Company

In connection with the entry into the Common Stock Purchase Agreement, the Common Stock Purchasers that are current shareholders and who hold approximately 79% of the outstanding shares of Common Stock prior to entry into the Common Stock Purchase Agreement agreed with the Company to vote all shares of Common Stock held by them or their affiliates that are eligible to be voted to obtain approval of Proposal No. 2.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person, or represented by proxy, at the Special Meeting and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2, THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK, IN CONNECTION WITH THE ENTRY INTO THE COMMON STOCK PURCHASE AGREEMENT, TO CERTAIN DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY.

PROPOSAL NO. 3

APPROVAL OF ONE OR MORE ADJOURNMENTS TO THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO ESTABLISH A QUORUM OR TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING CAST IN FAVOR OF PROPOSALS NO. 1 OR NO. 2.

General

At the Special Meeting, if there are insufficient proxies to approve Proposals No. 1 or No. 2, shareholders may vote on a proposal to adjourn or postpone the Special Meeting to a later date to allow additional time to solicit additional proxies. The Board of Directors currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposals No. 1 or No. 2.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person, or represented by proxy, at the Special Meeting and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3, THE APPROVAL OF ONE OR MORE ADJOURNMENTS TO THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO ESTABLISH A QUORUM OR TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING CAST IN FAVOR OF PROPOSALS NO. 1 OR NO. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding Common Stock as of November 30, 2016 of:

●	each person, group or entity known to the Company to beneficially own more than 5% of our stock;

●	each of our directors (each a “Director” and collectively, the “Directors”) and Director nominees;

●	each of our named executive officers (each a “Named Executive Officer” and collectively, the “Named Executive Officers” or “NEOs”); and

●	all of our Directors and executive officers as a group.

As of November 30, 2016, a total of 48,106,827 shares of Common Stock were issued and outstanding. Each share of Common Stock that is issued and outstanding as of the Record Date is entitled to one vote on matters on which common shareholders are eligible to vote.

On March 30, 2016, Eagle Shipping LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands and a wholly-owned subsidiary of the Company (“Eagle Shipping”), as borrower, and certain of its subsidiaries, as guarantors, entered into a Second Lien Loan Agreement (the “Second Lien Loan Agreement”) with certain lenders (the “Second Lien Lenders”) and Wilmington Savings Fund Society, FSB as agent for the Second Lien Lenders (the “Second Lien Agent”). The Second Lien Lenders include certain of the Company’s existing shareholders, including our Chairman of the Board of Directors and our Chief Executive Officer, as well as other investors. The Second Lien Loan Agreement provides for a term loan in the amount of $60,000,000 (the “Second Lien Facility”), and matures on January 14, 2020. In connection with the entry into the Second Lien Loan Agreement, the Company agreed to issue 16,889,828 shares of Common Stock to the Second Lien Lenders pro rata based on their participation in the Second Lien Facility, which Second Lien Lenders received shares equivalent to approximately 90% of the then-outstanding Common Stock of the Company after such issuance. The issuance of the shares of Common Stock was made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act.

In a first step, the Company issued and delivered 371,276 shares of Common Stock, representing 19.4 % of the Company’s pre-transaction outstanding shares of Common Stock, to the Second Lien Lenders. In a second step, approved by the Company’s shareholders at a special meeting held on August 2, 2016, the Company issued and delivered an additional 16,420,098 shares of Common Stock to the Second Lien Lenders and an additional 98,454 shares of Common Stock to our Chairman of the Board of Directors and our Chief Executive Officer, both of whom participated as Second Lien Lenders.

On July 1, 2016 and July 10, 2016, respectively, the Company entered into Common Stock Purchase Agreements (collectively, the “July Common Stock Purchase Agreements”), with certain purchasers (the “July Common Stock Purchasers”). The July Common Stock Purchasers include certain of our existing shareholders, who held approximately 70% of our outstanding Common Stock prior to entry into the July Common Stock Purchase Agreements and prior to giving effect to the delivery of all of the shares of Common Stock issued in connection with the Second Lien Loan Agreement, as well as our Chairman of the Board of Directors and our Chief Executive Officer. The July Common Stock Purchase Agreements provided for the issuance and sale by the Company to the July Common Stock Purchasers of an aggregate amount of $88 million of Common Stock, at a price of $3.00 per share. The August 2016 1 for 20 reverse stock split did not affect the aggregate purchase price paid by each of the July Common Stock Purchasers and the gross proceeds to the Company.

Pursuant to the July Common Stock Purchase Agreements, the Company issued 29,333,318 shares of Common Stock to the July Common Stock Purchasers. The issuance of the shares of Common Stock was made pursuant to the private placement exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Beneficial Ownership of Common Stock

	Shares Beneficially Owned
Name (1)	Number(2)	Percentage(3)
Gary Vogel (4)	98,810	*
Adir Katzav (5)	8,668	*
Randee E. Day	0	*
Justin A. Knowles	0	*
Paul M. Leand, Jr. (6)	82,560	*
Stanley H. Ryan (7)	0	*
Casey F. Shanley	0	*
Bart Veldhuizen	0	*
Gary Weston	0	*
Sophocles N. Zoullas (8)	10,172	*
Alexis P. Zoullas (9)	2,632	*
All Directors and Executive Officers as a group (11 persons) (10)	202,843	*
Oaktree Capital Management, L.P. (11)	15,418,292	32.0%
GoldenTree Asset Management LP (12)	8,759,621	18.2%
AC Maritime Ltd. (13)	3,333,333	6.9%
Neuberger Berman Group LLC(14)	3,320,013	6.9%
Strategic Value Partners, LLC (15)	2,676,631	5.6%

____________________

* Percentage less than 1% of class.

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Eagle Bulk Shipping, 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

(2)

Includes “beneficial ownership” of shares of Common Stock outstanding, within the meaning of Rule 13d-3 under the Exchange Act, as well as beneficial ownership of shares issuable within 60 days following November 30, 2016 upon the exercise of outstanding securities, (e.g., options, warrants, rights). However, amounts do not include anti-dilution adjustments to such securities.

(3)

Unless otherwise indicated, based on the total of 48,106,827 shares of Common Stock outstanding as of November 30, 2016. In addition, for purposes of calculating the percentage of shares held by an individual or entity, the number of shares outstanding includes shares issuable within 60 days following November 30, 2016 upon the exercise of outstanding securities, (e.g., options, warrants, rights), but, in each case, such shares are not included in the number of shares outstanding for purposes of computing the percentage of shares held by any other person. However, shares issuable within 60 days following November 30, 2016 upon the exercise of outstanding securities do not include anti-dilution adjustments to such securities.

(4)

Mr. Vogel’s beneficial ownership represents 16,250 shares of Common Stock included in Mr. Vogel’s unvested restricted stock awards granted under the 2014 Plan. Information is based on a Form 4 filed by Mr. Vogel on August 3, 2016.

(5)

Mr. Katzav’s beneficial ownership represents 670 shares of Common Stock, 4,125 shares of Common Stock in the form of unvested restricted stock awards, 92 shares of Common Stock issuable upon exercise of warrants and 3,781 shares of Common Stock issuable upon exercise of options. Information is based on a Form 4 filed by Mr. Katzav on October 19, 2015. Mr. Katzav resigned as Chief Financial Officer effective September 30, 2016.

(6)	Information is based on a Form 4 filed by Mr. Leand on August 3, 2016.

(7)	Mr. Ryan resigned as a member of the Board of Directors effective June 24, 2016.

(8)

Mr. S. Zoullas’ beneficial ownership represents 6,940 shares of our Common Stock and shares granted to Mr. S. Zoullas and vested in connection with his resignation on March 9, 2015, and warrants exercisable to purchase 3,232 shares of our Common Stock. Information is based on a Form 4 filed by Mr. S. Zoullas on October 17, 2014. Mr. S. Zoullas resigned as our Chairman of the Board of Directors and Chief Executive Officer effective March 9, 2015.

(9)

Mr. A. Zoullas’ beneficial ownership represents 2,049 shares of our Common Stock and warrants exercisable to purchase 583 shares of our Common Stock. Information is based on a Form 4 filed by Mr. A. Zoullas on December 4, 2014. Mr. A. Zoullas separated as Chief Operating Officer effective April 27, 2015.

(10)

Frank De Costanzo was appointed Chief Financial Officer and Secretary of Eagle Bulk Shipping on September 30, 2016. On November 7, 2016, Mr. De Costanzo received 233,863 restricted shares of Common Stock with an aggregate value equal to $1,000,000 based on the fair market value of the Common Stock as of the grant date.

(11)

Information is based on a Schedule 13D/A filed by Oaktree Capital Management, L.P. on September 8, 2016. The Schedule 13D/A reports that the securities to which this filing relates are owned directly by OCM Opps EB Holdings, Ltd. (“EB Holdings”) and beneficially owned by EB Holdings, Oaktree Capital Management, L.P., Oaktree Holdings, Inc., Oaktree Capital Group, LLC and Oaktree Capital Group Holdings GP, LLC. According to the Schedule 13D/A, the address of the beneficial owners is c/o Oaktree Capital Group Holdings GP, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. Shares listed consist of (i) 15,417,928 shares of Common Stock, and (ii) 364 shares of Common Stock issuable upon exercise of the warrants issued and distributed by the Company to the reporting persons in connection with the Company’s restructuring in October 2014.

(12)

Information is based on a Schedule 13D/A filed by GoldenTree Asset Management LP (“GoldenTree”) on August 16, 2016 and a Form 3 filed on April 1, 2016, updating the information presented in the Schedule 13G/A filed on February 16, 2016. According to the Schedule 13D/A, GoldenTree, GoldenTree Asset Management LLC, GoldenTree Master Fund, Ltd. and Mr. Tananbaum have beneficial ownership of the securities to which the filing relates. According to the Schedule 13D/A, the address of the beneficial owners is 300 Park Avenue, 21st Floor, New York, New York 10022. Shares listed consist of (i) 8,594,501 shares of Common Stock, (ii) 173 shares of Common Stock issuable upon exercise of the warrants issued and distributed by the Company to the reporting persons in connection with the Company’s restructuring in October 2014, and (iii) 164,947 shares of Common Stock held directly by Mr. Steven A. Tananbaum.

(13)	Based on information known to the Company in connection with the July Common Stock Purchase Agreements. The address of the beneficial owners is 20 Genesis Close, Grand Cayman KY1-1108, Cayman Island.

(14)

Information is based on information known to the Company in connection with the Second Lien Loan Agreement and July Common Stock Purchase Agreements and a Schedule 13G filed by Neuberger Berman Group LLC on February 9, 2016. According to the Schedule 13G, the address of the beneficial owners is 605 Third Avenue, New York, New York 10158. The Schedule 13G reports that the securities to which this filing relates are held directly by Neuberger Berman Group LLC, Neuberger Berman Investment Advisors LLC and Neuberger Berman LLC.

(15)

Information is based on information known to the Company in connection with the Second Lien Loan Agreement and July Common Stock Purchase Agreements and a Schedule 13G/A filed by Strategic Value Partners, LLC on February 16, 2016. The Schedule 13G/A reports that the securities to which this filing relates are held directly by Strategic Value Master Fund, Ltd. (“Fund I”), Strategic Value Special Situations Master Fund II, L.P. (“Fund II”), Strategic Value Special Situations Master Fund III, L.P. (“Fund III”), and Strategic Value Special Situations Offshore Fund III-A, L.P. (“Fund III-A”) and, collectively, the “Funds”) and beneficially owned by the Funds, Strategic Value Partners, LLC, as the investment manager of Fund I, SVP Special Situations II LLC, as the investment manager of Fund II, SVP Special Situations III LLC, as the investment manager of Fund III, SVP Special Situations III-A LLC, as the investment manager of Fund III-A, and Victor Khosla. According to the Schedule 13G/A, the address of the beneficial owners is c/o Strategic Value Partners, LLC, 100 West Putnam Avenue, Greenwich, Connecticut 06830. Shares listed consist of (i) 2,676,171 shares of Common Stock, and (ii) 462 shares of Common Stock issuable upon exercise of the warrants issued and distributed by the Company to the reporting persons in connection with the Company’s restructuring in October 2014.

Assuming shareholder approval of Proposals No. 1 and No. 2, it is expected that one of the Common Stock Purchasers that does not currently beneficially own more than 5% of our Common Stock will be issued and delivered shares of Common Stock causing it to exceed the 5% threshold, and one of the Company’s shareholders that beneficially owns more than 5% of our Common Stock prior to the issuance of Common Stock shares pursuant to Proposals No. 1 and No. 2 will decrease below the 5% threshold.

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) is a discussion of how we use different elements of compensation to achieve the objectives of our executive compensation program. This information should be read in conjunction with the data and associated narrative provided in the Summary Compensation Table and other tables following this CD&A. For 2015, the following individuals were our NEOs:

●	Gary Vogel, Director and Chief Executive Officer.

●	Adir Katzav, Chief Financial Officer and Secretary of Eagle Bulk Shipping from July 2012 until his resignation, which was effective September 30, 2016.

●	Stanley H. Ryan, interim Chief Executive Officer from March 2015 to September 2015 and a Director from October 2014 until his resignation, which was effective June 24, 2016.

●	Sophocles N. Zoullas, Chairman of the Board of Directors and Chief Executive Officer from 2005 until his resignation, which was effective March 9, 2015.

●	Alexis P. Zoullas, Chief Operating Officer from December 2014 until his separation, effective April 27, 2015. He also served as President of Eagle Shipping International (USA) LLC (“Eagle International”) from August 2008 until his separation and previously served as a Director of the Company from April 2007 to October 2014.

Compensation Objectives and Philosophy

We believe that the leadership and proven talents of our executive team are essential for our continued success and sustained financial performance. The primary objectives of our compensation program are to attract and retain highly qualified personnel for positions of substantial responsibility, and to provide incentives for such persons to perform to the best of their abilities, achieve our strategic objectives, enable the Company to compete effectively in the seaborne transportation industry and to promote the success of our business. Therefore, our compensation program is designed to attract, motivate and retain executives who possess the talent, leadership and commitment needed to operate our business, create and implement new opportunities, anticipate and effectively respond to new challenges, and make and execute difficult decisions.

The Company’s Compensation Committee (the “Compensation Committee”) believes that the Company’s compensation programs should:

●	align the interests of our executives with those of our shareholders;

●	encourage and reward achievement of the Company’s annual and longer-term performance objectives;

●	promote the long-term success of the Company through an appropriate balance of current and long-term compensation opportunities;

●	differentiate pay based on individual and company performance;

●	reflect the market and provide competitive compensation opportunities based on performance;

●	make wise use of our equity resources to ensure compatibility between senior management and shareholder interests; and

●	balance incentives for constructive risk management.

How Our Compensation Decisions Are Made

The Company’s executive compensation is determined by the Compensation Committee. Although not required under the Compensation Committee’s charter (the “Compensation Committee Charter”), the Company’s executive compensation for 2015 has been ratified by the unanimous consent of the full Board of Directors.

Role of the Board of Directors and Compensation Committee

Our Board of Directors is responsible for establishing and administering our executive compensation and equity incentive programs. This duty of the Board of Directors has been delegated to the Compensation Committee in accordance with the Compensation Committee Charter. The Compensation Committee reviews executive performance to establish compensation and approves appropriate modifications to our NEOs’ compensation. The Compensation Committee also evaluates and recommends for approval by the Board of Directors, the annual compensation of the non-employee Directors and oversees the equity compensation plans.

Role of the Compensation Consultant

In accordance with the Compensation Committee Charter, the Compensation Committee has the authority to engage, retain and terminate a compensation consultant. The Compensation Committee also has the sole authority to approve the fees of such consultant. The Compensation Committee does not currently retain the services of a consultant and did not do so during 2015.

Role of Management

The Compensation Committee has sole authority to establish annual compensation for the NEOs, and none of the NEOs determines his own pay. At the request of the Compensation Committee, our Chief Executive Officer provides recommendations regarding compensation of our other NEOs during the annual compensation approval process and information regarding compensation trends within the seaborne transportation industry.

Competitive Marketplace Assessment

Most of our direct business competitors are foreign companies that are not required to disclose compensation information for their executive officers on an individual basis and detailed compensation data is, therefore, limited or unavailable. Additionally, the management structures of comparable organizations are often non-traditional, further complicating direct comparison of positions and responsibilities. To provide context and to ensure that Eagle Bulk arrangements are reasonable, the Compensation Committee does reference compensation arrangements for executives at other similarly sized companies in the shipping industry for whom compensation data is publicly available.

 Elements of the Company’s Executive Compensation Program

Our compensation program is comprised of two main elements:

●	fixed compensation in the form of base salary; and

●	variable incentive compensation which is delivered in cash and equity.

Fixed Compensation

Base Salary

Base salary provides a competitive rate of fixed pay and reflects different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions.

Variable Incentive Compensation

Annual Incentive Compensation

Pursuant to their respective employment agreements, NEOs are eligible to receive annual cash incentives, calculated as a target amount equal to a percentage of the respective NEO’s annual base salary, based upon performance goals set by the Compensation Committee following reasonable consultation with the respective NEO. The Compensation Committee considers performance across a wide range of quantitative, qualitative, operational and strategic measures and determines annual incentive compensation on a discretionary basis following a comprehensive assessment of the macro-economic environment, the Company’s performance, and each executive’s contribution to that performance. The Compensation Committee believes that this approach provides for greater flexibility to reward executives for quick thinking and decisive actions taken to better position the Company in scenarios which may be difficult to predict or anticipate given the extreme volatility of the dry bulk shipping market.

Role of Our Shareholders

At our 2011 Annual Meeting of Shareholders, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations, our shareholders voted to conduct a non-binding, advisory vote on the compensation of our NEOs (“say-on-pay”) every three years. At our 2015 Annual Meeting of Shareholders, our shareholders approved the say-on-pay vote relating to our fiscal year 2014 executive compensation policies and procedures for NEOs. In light of the approval of the say-on-pay vote, the Compensation Committee did not make specific changes to our executive compensation program in response to the vote. The Compensation Committee intends to consider the outcome of the Company’s say-on-pay vote when making future compensation decisions for the NEOs. The next required vote on the frequency of say-on-pay votes will at our 2017 Annual Meeting of Shareholders and the next say-on-pay vote will occur at our 2018 Annual Meeting of Shareholders.

Long-Term Incentive Compensation - Equity Awards

The Compensation Committee believes that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future and, therefore, delivers a portion of each executive’s incentive compensation in the form of equity. These awards are intended to align the interests of executives with those of shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.

On August 6, 2014, the Company commenced a voluntary prepackaged case under Chapter 11 of Title 11 of the United States Code, which was confirmed by the United States Bankruptcy Court for the Southern District of New York on December 2, 2014 (the “Reorganization Plan”). On October 15, 2014, in accordance with the Reorganization Plan, the Company adopted the 2014 Plan, which provides for equity-based compensation, including in the form of restricted shares of the Company’s Common Stock and options to acquire shares of Common Stock. Under the 2014 Plan, the Company granted equity-based compensation to the participating senior management and other employees of the reorganized Company in the form of restricted shares of 2% of the Company’s Common Stock (on a fully diluted basis) as of such date, and two tiers of options to acquire 5.5% of the Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value, each of the foregoing to vest generally over a four year schedule through 25% annual installments commencing on the first anniversary of the grant date. The equity awards are subject to vesting, but the holders thereof are entitled to receive all dividends paid with respect to the underlying shares as if such shares had vested on the grant date (subject to forfeiture by the holder in the event that such grant is terminated prior to vesting unless the administrator of the 2014 Plan determines otherwise). The awards granted under the 2014 Plan contain adjustment provisions to reflect certain transaction involving shares of the Company’s Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.

In addition, upon his commencement of employment with the Company, Mr. Vogel received 16,250 restricted shares of Common Stock, an option to purchase 16,250 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock as of the grant date, and an option to purchase 16,250 shares of Common Stock at an exercise price per share equal to $260.00, in each case, subject to the terms of the 2014 Plan. The options shall have a five year term and shall vest ratably on each of the first four anniversaries of September 1, 2015, subject to Mr. Vogel’s continued employment with the Company on each applicable vesting date. The restricted shares shall vest as to 100% of such restricted shares on September 1, 2018, subject to Mr. Vogel’s continued employment with the Company on the vesting date, subject to adjustment in the event Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, as set forth in his employment agreement.

Special Awards

From time to time, the Company also makes special cash incentive awards, as deemed appropriate by the Compensation Committee. The purpose of these payments is to recognize significant individual contributions that would not, in the view of the Compensation Committee, be fully accounted for under our annual compensation determinations. The amount of any special cash incentive award is determined and approved by the Compensation Committee. No Named Executive Officer received a special award in 2015.

Other Elements

Perquisites

As a general matter, the Company does not provide perquisites for its executive officers.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. Our NEOs participate in this plan on the same basis as our other full-time employees.

Employment Agreements

We have entered into an employment agreement with our Chief Executive Officer and our Chief Financial Officer. The terms of the agreements are described in greater detail under the section entitled “Agreements with our Chief Executive Officer” and “Agreements with our Chief Financial Officer.”

Severance Benefits

Under the terms of each respective employment agreement, our Chief Executive Officer and our Chief Financial Officer, respectively, is entitled to certain payments and benefits if we terminate his employment without cause or he terminates employment for good reason, as these terms are defined in his contract. These benefits and payments are described in greater detail in the section below entitled “Potential Payments Upon Termination or Change-in-Control.”

Risk Assessment

The Compensation Committee believes that the Company’s compensation objectives and policies do not create risks that are reasonably likely to have a material adverse effect on the Company. Determinations regarding incentive compensation are based on a discretionary assessment of a variety of factors related to the performance of the Company and the contributions of each executive officer to that performance. Incentive compensation awards are not tied to formulas based on short-term performance, and no one factor disproportionately affects incentive amounts, which diversifies the risk associated with any single indicator of performance. A significant portion of each executive’s total compensation is delivered in the form of equity that vests over multiple years, thereby aligning the interests of our executive officers with those of our shareholders. Compensation is determined by our Compensation Committee, which is comprised solely of independent members of our Board of Directors under NASDAQ listing standards.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation to certain employees in excess of $1 million.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Bart Veldhuizen (Chairman)
Paul M. Leand, Jr.

Casey Shanley
Gary Weston

2015 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the compensation of our executive officers, or NEOs for the fiscal years ending on December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings	All Other Compensation (including special incentive award) ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gary Vogel (Chief Executive Officer)(3)	2015	$225,000	$191,250	$1,907,750	$823,988	-	-	-	$3,147,988
Adir Katzav	2015	$350,000	-	-	-	-	-	$10,400	$360,400
(former Chief Financial	2014	$350,000	-	$1,515,800	$1,072,784	-	-	$10,200	$2,948,784
Officer and Secretary)(4)	2013	$350,000	$650,000	-	-	-	-	$10,200	$1,010,200
Stanley H. Ryan (former Interim Chief Executive Officer)(5)	2015	$315,000	-	-	-	-	-	-	$315,000
Sophocles N. Zoullas	2015	$162,917	-	-	-	-	-	$10,400	$173,317
(former Chief	2014	$900,000	-	$8,905,887	$7,257,287	-	-	$30,267	$17,093,441
Executive Officer)(6)	2013	$900,000	$600,000	-	-	-	-	$30,267	$1,530,267
Alexis P. Zoullas	2015	$227,500	-	-	-	-	-	$10,400	$237,900
(former Chief	2014	$700,000	-	$2,204,800	$1,560,413	-	-	$10,200	$4,475,413
Operating Officer)(7)	2013	$700,000	$300,000	-	-	-	-	$10,200	$1,010,200

(1)

The amounts shown in this column represent the aggregate fair value of the awards as of the grant date, computed in accordance with the Financial Accounting Standards Board (“FASB”) ASC Topic 718, “Compensation-Stock Compensation.” Estimates of forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our Annual Report for the assumptions used.

(2)

Amounts shown in this column include Company matching contributions to the 401(k) savings plan of $10,400, $10,200 and $10,200 for 2015, 2014 and 2013, respectively. Additionally, in accordance with the terms of his employment agreement, amounts shown for our former Chief Executive Officer include the cost paid by the Company for his life insurance, in the amounts of $20,067 for years 2014 and 2013.

(3)

The Company entered into an employment agreement with Mr. Vogel on July 6, 2015. The salary earned, on pro-rata basis for the period from September 1, 2015, represents an annual base salary of $675,000. Pursuant to the employment agreement, on September 29, 2015, the Company granted to Mr. Vogel 16,250 restricted shares of Common Stock of the Company, an option to purchase 16,250 shares of Common Stock at an exercise price of $117.40 per share, and an option to purchase 16,250 shares of Common Stock at an exercise price of $260.00 per share, in each case, (i) subject to the terms of the 2014 Plan and the applicable award agreement and (ii) pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

(4)

Effective September 30, 2016, Mr. Katzav resigned from the Company. In connection with the resignation, the Company entered into a Separation Agreement and General Release that provided, among other things, (i) a lump sum payment consisting of all unpaid salary and accrued unused vacation pay, (ii) severance pay in the total amount of $400,000, payable over a 12-month period, (iii) to the extent Mr. Katzav timely elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage, payment for the cost of his applicable premium for such coverage for a 12-month period, and to the extent permitted under the Company’s policy, continued payment for Mr. Katzav’s ArmadaCare coverage and for the cost of his applicable premium for such coverage for a 12 month period, and (iv) in consideration for the cancellation of any and all equity rights or awards that Mr. Katzav held as of his resignation date, a lump sum payment equal to $33,000 (which represents the value, at a price of $8 per share, of Mr. Katzav’s 4,125 unvested restricted stock award shares).

(5)	Mr. Ryan was appointed Chief Executive Officer on an interim basis from March 2015 to September 2015.

(6)

On March 9, 2015, Mr. S. Zoullas resigned from the Company. In connection with the resignation, the Company entered into a Separation Agreement and General Release that provided, among other things, a vesting of 13,514 of restricted shares of the Company’s Common Stock previously granted to Mr. S. Zoullas. All other equity awards previously granted by the Company to Mr. S. Zoullas were forfeited without consideration pursuant to such Separation Agreement.

(7)	Effective April 27, 2015, Mr. A. Zoullas separated from the Company and its subsidiaries with which he held a position.

2015 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to NEOs during the fiscal year ended December 31, 2015:

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or of Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price Per Share of Option Awards ($/Share)	Grant Date Fair Value of Stock Awards(2)
Gary Vogel	9/29/2015	16,250	-	-	$1,907,750
(Chief Executive Officer)(1)	9/29/2015		16,250	$117.40	$623,828
	9/29/2015		16,250	$260.00	$200,160

(1)

The Company entered into an employment agreement with Mr. Vogel on July 6, 2015. Pursuant to the employment agreement, on September 29, 2015, the Company granted to Mr. Vogel 16,250 restricted shares of Common Stock of the Company, an option to purchase 16,250 shares of Common Stock at an exercise price of $117.40 per share, and an option to purchase 16,250 shares of Common Stock at an exercise price of $260.00 per share, in each case, (i) subject to the terms of the 2014 Plan and the applicable award agreement and (ii) pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The options have a five year term and will vest ratably on each of the first four anniversaries of the September 1, 2015. All of the restricted shares will vest on the third anniversary of September 1, 2015, subject to Mr. Vogel’s continued employment.

(2)

The amounts shown in this column represent the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” Estimates of forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our fiscal year 2015 annual report for the assumptions used.

Outstanding Equity Awards at Fiscal Year End 2015

The following table summarizes the equity awards held by the NEOs as of December 31, 2015:

		Option Awards				Stock Awards
Name and	Issuance	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not
Principal Position	Date	Exercisable	Un-exercisable	Price ($)	Date	Vested (#)	Vested ($)
Gary Vogel	9/29/2015					16,250	$1,144,000
(Chief Executive Officer)(1)	9/29/2015		16,250	$117.40	9/29/2020
	9/29/2015		16,250	$260.00	9/29/2020
Adir Katzav	12/02/2014					4,125	$290,400
(former Chief Financial	12/02/2014		5,156	$360.00	12/02/2021
Officer and Secretary)(2)	12/02/2014		6,188	$505.00	12/02/2021

(1)

The Company entered into an employment agreement with Mr. Vogel on July 6, 2015. Pursuant to the employment agreement, on September 29, 2015 (the “CEO Effective Date”), the Company granted to Mr. Vogel 16,250 restricted shares of Common Stock of the Company, an option to purchase 16,250 shares of Common Stock at an exercise price of $117.40 per share, and an option to purchase 16,250 shares of Common Stock at an exercise price of $260.00 per share, in each case, (i) subject to the terms of the 2014 Plan and the applicable award agreement and (ii) pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The options have a five year term and will vest ratably on each of the first four anniversaries of the CEO Effective Date. All of the restricted shares will vest on the third anniversary of the CEO Effective Date subject to Mr. Vogel’s continued employment.

(2)

As contemplated by the Reorganization Plan, the Company granted Mr. Katzav (i) 5,500 shares of Common Stock of the reorganized Company, (ii) New Eagle MIP Options (as defined below) exercisable for 6,875 shares at an exercise price of $360.00 and (iii) New Eagle MIP Options exercisable for 8,250 shares at an exercise price of $505.00, the shares of restricted Common Stock and the options vest in four equal installments on each of the first four anniversaries of December 2, 2014.

Option Exercises and Stock Vested for Fiscal 2015

The following table summarizes the stock awards held by the NEOs that vested during fiscal year ended December 31, 2015:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on vesting of shares ($)
Gary Vogel (Chief Executive Officer)	-	-	-	-
Adir Katzav (former Chief Financial Officer and Secretary)(1)	-	-	1,375	$167,475
Sophocles N. Zoullas (former Chief Executive Officer)(2)	-	-	13,514	$2,564,862

(1)

As contemplated by the Reorganization Plan, the Company granted Mr. Katzav 5,500 shares of Common Stock of the reorganized Company, which vest in four equal installments on each of the first four anniversaries of October 15, 2014. On October 15, 2015, 1,375 of such restricted shares vested and the closing price for our Common Stock on that date was $121.80 per share. In connection with the termination of his employment, the Company entered into a separation agreement with Mr. Zoullas, which provides for, among other things, the cancellation of any and all equity rights or awards that Mr. Katzav held as the effective date of his resignation on September 30, 2016, and a lump sum payment equal to $33,000 (which represents the value, at a price of $8 per share, of Mr. Katzav’s 4,125 unvested restricted stock award shares).

(2)

In connection with the termination of his employment, the Company entered into a separation agreement with Sophocles N. Zoullas, which provides for, among other things, the vesting of 13,514 restricted shares of Common Stock of the Company previously granted to Mr. Zoullas pursuant to a Restricted Stock Award Agreement, dated as of October 15, 2014, and the 2014 Plan. The restricted shares vested on March 17, 2015 and the closing price for our Common Stock on that date was $189.80 per share.

Retirement Benefits

We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 100% match for the first 3% of salary and 50% for the next 2% of salary.

Pension Benefits

The Company did not provide any pension benefits during the fiscal year ending December 31, 2015.

Nonqualified Deferred Compensation

The Company did not provide any nonqualified deferred compensation during the fiscal year ending December 31, 2015.

Potential Payments Upon Termination Or Change-In-Control

Under his employment agreement, in the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, Mr. Vogel will become entitled to receive the following as severance: (i) an amount equal to one and one half times (1.5x) the sum of his annual base salary plus 75% of his target annual bonus, (ii) to the extent he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination and (iii) all equity awards in the Company held by Mr. Vogel will vest as if Mr. Vogel remained employed for an additional year beyond the date of termination. Mr. Vogel is subject to nonsolicitation and noncompetition covenants during the course of his employment and for 12 months following termination of employment for any reason.

The Company has granted to Mr. Katzav, pursuant to the 2014 Plan, restricted stock and options of the Company that vest in equal annual installments. The applicable award agreements provide (i) that if the executive is terminated without cause or upon such executive’s death or disability, the unvested restricted stock and options granted under the 2014 Plan will vest at the time of such termination (or death or disability) as though the grantee had remained employed with the Company for an additional year; and (ii) for the right to receive dividends on unvested restricted stock, subject to repayment of any dividends previously paid upon any forfeiture of such restricted stock.

The following table shows the potential payments upon termination or change of control to our Chief Executive Officer and our Chief Financial Officer and Secretary, determined as if such event took place on December 31, 2015.

Name and Principal Position	Potential Payment	Termination for Cause, or Quit Without Good Reason	Death or Disability	Change of Control	Termination Without Cause or Quit for Good Reason
Gary Vogel	Severance	X	X	X	$1,645,313
(Chief Executive	COBRA	X	X	X	$59,649
Officer)(1)	Equity Awards(3)	X	X	X	$381,333
Adir Katzav (former Chief Financial Officer and Secretary)(2)	Equity Awards(3)	X	$96,800	X	$96,800

(1)

Under his employment agreement, in the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, Mr. Vogel will become entitled to receive the following as severance: (i) an amount equal to one and one half times (1.5x) the sum of his annual base salary plus 75% of his target annual bonus, (ii) to the extent he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination and (iii) all equity awards in the Company held by Mr. Vogel will vest as if Mr. Vogel remained employed for an additional year beyond the date of termination.

(2)

The Company has granted to Mr. Katzav, pursuant to the 2014 Plan, restricted stock and options of the Company that vest in equal annual installments. The applicable award agreements provide (i) that if the executive is terminated without cause or upon such executive’s death or disability, the unvested restricted stock and options granted under the 2014 Plan will vest at the time of such termination (or death or disability) as though the grantee had remained employed with the Company for an additional year.

(3)

The value of the equity awards included in the table were calculated based on the amount of restricted shares that would have vested had the Named Executive Officer remained employed for one additional year and the closing price of the Common Stock as of December 31, 2015, which was $70.40 per share. The stock options held by the NEOs have exercise prices that exceed the closing price of the Common Stock as of December 31, 2015, which was $70.40 per share, and did not result in any additional value.

Employment Agreements with the Executive Officers

Agreements with our Chief Executive Officer

On July 6, 2015, we entered into an employment agreement with Gary Vogel, pursuant to which Mr. Vogel was appointed as our Chief Executive Officer effective as of September 1, 2015. Pursuant to his employment agreement, Mr. Vogel receives an annual base salary of $675,000 and is eligible to receive a discretionary cash bonus as determined by the Compensation Committee with a target amount equal to 125% of his annual base salary. In addition, Mr. Vogel received 16,250 restricted shares of Common Stock, an option to purchase 16,250 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock as of the grant date, and an option to purchase 16,250 shares of Common Stock at an exercise price per share equal to $260.00, in each case, (i) subject to the terms of the 2014 Plan and the applicable award agreement and (ii) pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

The options shall have a five year term and shall vest ratably on each of the first four anniversaries of September 1, 2015, subject to Mr. Vogel’s continued employment with the Company on each applicable vesting date. The restricted shares shall vest as to 100% of such restricted shares on September 1, 2018, subject to Mr. Vogel’s continued employment with the Company on the vesting date, subject to adjustment in the event Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, as set forth in the employment agreement. In the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, Mr. Vogel will become entitled to receive the following as severance: (i) an amount equal to one and one half times (1.5x) the sum of his annual base salary plus 75% of his target annual bonus, (ii) to the extent he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination and (iii) all equity awards in the Company held by Mr. Vogel will vest as if Mr. Vogel remained employed for an additional year beyond the date of termination. Mr. Vogel is subject to nonsolicitation and noncompetition covenants during the course of his employment and for 12 months following termination of employment for any reason.

Agreements with our Chief Financial Officer

On September 3, 2016, we entered into an employment agreement with Frank De Costanzo, pursuant to which Mr. De Costanzo was appointed as our Chief Financial Officer and Secretary effective as of September 30, 2016. Pursuant to his employment agreement, Mr. De Costanzo receives an annual base salary of $425,000 and is eligible to receive a discretionary cash bonus as determined by the Compensation Committee with a target amount equal to 50% of his annual base salary, provided that the amount of such discretionary cash bonus shall equal no less than $77,000 for the calendar year 2016. In addition, as soon as practicable after September 30, 2016, Mr. De Costanzo shall receive (i) a number of restricted shares of Common Stock with an aggregate value equal to $1,000,000 based on the fair market value of the Common Stock as of the grant date and (ii) an option to purchase 14,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock as of the grant date. The restricted stock and option (i) will not be granted under, but will be subject to the terms of, the 2014 Plan and the applicable award agreement and (ii) will be granted pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

      The options shall have a five year term and shall vest ratably on each of the first four anniversaries of September 30, 2016, subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date. The restricted shares shall vest as to 100% of such restricted shares on the third anniversary of September 30, 2016, subject to Mr. De Costanzo’s continued employment with the Company on the vesting date, subject to partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason, as set forth in his employment agreement. In the event that Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason, Mr. De Costanzo will become entitled to receive the following as severance: (i) an amount equal to the sum of his annual base salary plus 75% of his target annual bonus, (ii) to the extent he timely elects COBRA continuation coverage, Mr. De Costanzo will be reimbursed for the costs of COBRA premiums for 12 months following termination and (iii) all equity awards in the Company held by Mr. De Costanzo will vest as if Mr. De Costanzo remained employed for an additional year beyond the date of termination. Mr. De Costanzo is subject to non-solicitation and non-competition covenants during the course of his employment and for 12 months following termination of employment for any reason.

Agreements with our former Chief Executive Officer

On October 15, 2014, we entered into an amended employment agreement with Sophocles N. Zoullas pursuant to which Mr. Zoullas served as our Chief Executive Officer through his resignation which was effective as of March 9, 2015. The agreement had an initial term of five years; however, commencing on the third anniversary of the date thereof and each anniversary thereafter, the agreement automatically extended for additional one-year terms unless, not later than 90 days prior to any such anniversary, either party thereto notifies the other party that such extension shall not take effect. Under the agreement, either our Chief Executive Officer or we were permitted to terminate the employment agreement for any reason on 30 days’ written prior notice. We were also permitted to terminate our Chief Executive Officer’s employment at any time for cause. On February 19, 2015, Mr. Zoullas delivered written notice to the Company purporting to be a “Notice of Termination for Good Reason” pursuant to the employment agreement. The notice was the first correspondence received by the Company claiming that events or circumstances constituting good reason for Mr. Zoullas to terminate his employment under the employment agreement had occurred. Effective March 9, 2015, Mr. Zoullas resigned from all positions that he had ever held with the Company and its subsidiaries, including, without limitation, as a member of the Board of Directors. In connection with Mr. Zoullas’s resignation, on March 9, 2015, the Company, a subsidiary of the Company and Mr. Zoullas entered into a Separation Agreement and General Release that, subject to certain terms and conditions with respect to clauses (ii) and (iii) below, among other things, provided Mr. Zoullas with (i) a lump sum payment consisting of all unpaid salary and accrued unused vacation pay, (ii) the vesting of 13,514 restricted shares of Common Stock previously granted to Mr. Zoullas pursuant to a Restricted Stock Award Agreement, dated as of October 15, 2014, and the 2014 Plan and (iii) the Company’s waiver of Mr. Zoullas’s obligations pursuant to the covenant related to non-competition set forth in his employment agreement. Also pursuant to his separation agreement, any and all other equity awards previously granted by the Company to Mr. Zoullas were canceled without consideration. Additionally, the employment agreement was terminated effective March 9, 2015 in accordance with the separation agreement and subject to the survival of certain provisions of the employment agreement (including the covenant related to non-solicitation set forth in the employment agreement). Mr. Zoullas’ separation agreement also included mutual general releases and a covenant related to mutual non-disparagement.

Agreements with our Former Chief Financial Officer

On September 28, 2016, Adir Katzav, our Chief Financial Officer and Secretary of the Company, resigned from all positions that he held or has ever held with the Company and its direct or indirect subsidiaries and affiliates, effective September 30, 2016 (the “Resignation Date”). In connection with Mr. Katzav’s resignation as discussed above, on September 29, 2016, the Company, Eagle International and Mr. Katzav entered into a Separation Agreement and General Release (the “Katzav Separation Agreement”) that, subject to certain terms and conditions, among other things, provides Mr. Katzav with (i) a lump sum payment consisting of all unpaid salary and accrued unused vacation pay, (ii) severance pay in the total amount of $400,000, payable over a 12-month period, (iii) to the extent Mr. Katzav timely elects COBRA continuation coverage, payment for the cost of his applicable premium for such coverage for a 12-month period, and to the extent permitted under the Company’s policy, continued payment for Mr. Katzav’s ArmadaCare coverage and for the cost of his applicable premium for such coverage for a 12 month period, and (iv) in consideration for the cancellation of any and all equity rights or awards that Mr. Katzav held as of the Resignation Date, a lump sum payment equal to $33,000 (which represents the value, at a price of $8 per share, of Mr. Katzav’s 4,125 unvested restricted stock award shares). The Katzav Separation Agreement also includes a limited release of claims given by Mr. Katzav and the Company and covenants related to confidentiality, non-solicitation, non-disparagement and cooperation.

Other Executive Officers

In accordance with the Reorganization Plan, on October 15, 2014 (the “Reorganization Effective Date”), the Company adopted a post-emergence management incentive program (the “Management Incentive Program”), which provided for the distribution of primary equity (“New Eagle MIP Primary Equity”) in the form of shares of common stock of the reorganized Company (“New Eagle Common Stock”), and options (“New Eagle MIP Options”), to the participating senior management and other employees of the reorganized Company with 2% of the New Eagle Common Stock (on a fully diluted basis) on October 15, 2014, and two tiers of options to acquire 5.5% of the New Eagle Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value, each of the foregoing to vest generally over a four year schedule through 25% annual installments commencing on the first anniversary of October 15, 2014. The New Eagle MIP Primary Equity is subject to vesting, but the holder thereof is entitled to receive all dividends paid with respect to such shares as if such New Eagle MIP Primary Equity had vested on the grant date (subject to forfeiture by the holder in the event that such grant is terminated prior to vesting unless the administrator of the Management Incentive Program determines otherwise). The New Eagle MIP Options will contain adjustment provisions to reflect any transaction involving shares of New Eagle Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.

Effective April 27, 2015, Alexis P. Zoullas, former Chief Operating Officer of the Company and former President of Eagle International, separated from the Company and any of its subsidiaries with which he held a position. On May 1, 2015, in connection with Mr. Zoullas’s separation, the Company, Eagle International and Mr. Zoullas entered into a Separation Agreement and General Release that provided Mr. Zoullas with, among other things, (i) a lump sum payment consisting of all unpaid salary and accrued unused vacation pay and (ii) the vesting of 2,000 restricted shares of Common Stock of the Company previously granted to Mr. Zoullas pursuant to a Restricted Stock Award Agreement, dated as of December 2, 2014, and the 2014 Plan, payable in accordance with the terms and conditions of his separation agreement. All other equity awards previously granted by the Company to Mr. Zoullas have been canceled. The separation agreement also includes mutual general release, a non-solicitation obligation on Mr. Zoullas, and a covenant related to mutual non-disparagement. Subsequent to Mr. Zoullas’ separation and entering into the separation agreement, the 2,000 restricted shares were forfeited pursuant to the terms of the separation agreement.

2015 DIRECTOR COMPENSATION TABLE

The following Director Compensation Table sets forth the compensation of our Directors (who were not NEOs of the Company) for the fiscal year ending on December 31, 2015. Mr. Ryan qualifies as a Named Executive Officer for the fiscal year ending on December 31, 2015 due to his service as interim Chief Executive Officer during 2015.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Randee E. Day(1)	$90,000					$25,000	$115,000
Justin A. Knowles(2)	$93,750					$25,000	$118,750
Paul M. Leand, Jr.(3)	$160,000					$30,000	$190,000
Stanley H. Ryan(4)	$36,390					$340,000	$376,390
Bart Veldhuizen(5)	$91,250					$25,000	$116,250
Gary Weston(6)	$67,500					$25,000	$92,500

(1)

The fee earned, on pro-rata basis, represents a cash retainer for a non-employee Director of $65,000, for a member of our Audit Committee (the “Audit Committee”) a cash retainer of $10,000 and a cash retainer of $15,000 for serving as chairman of our Nominating and Governance Committee (the “Nominating and Governance Committee”). Effective October 1, 2015, represents a cash retainer for a non-employee Director of $65,000, for a member of the Audit Committee a cash retainer of $15,000 and a cash retainer of $10,000 for serving as member of the Nominating and Governance Committee. All other compensation represents yearend cash incentive of $25,000.

(2)

The fee earned, on pro-rata basis, represents a cash retainer for a non-employee Director of $65,000, for a member of the Compensation Committee a cash retainer of $10,000 and a cash retainer of $20,000 for serving as chairman of the Audit Committee. Effective October 1, 2015, represents a cash retainer for a non-employee Director of $65,000 and $25,000 for serving as chairman of the Audit Committee. All other compensation represents yearend cash incentive of $25,000.

(3)

The fee earned, on pro-rata basis, represents a cash retainer for a non-employee Chairman of the Board of Directors of $140,000, member of the Compensation Committee and the Nominating and Governance Committee a cash retainer of $10,000 for each committee. All other compensation represents yearend cash incentive of $30,000.

(4)

The fee earned, on pro-rata basis, represents a cash retainer for non-employee Director of $65,000, member of the Audit Committee a cash retainer of $10,000. Effective October 1, 2015, represents a cash retainer for a non-employee Director of $65,000 and $15,000 for serving as chairman of the Nominating and Governance Committee. All other compensation represents yearend cash incentive of $25,000 and salary in amount of $315,000 for the period from March 6, 2015 to September 15, 2015 of which Mr. Ryan served as the Company’s Chief Executive Officer. Mr. Ryan resigned as Director effective June 24, 2016.

(5)

The fee earned, on pro-rata basis, represents a cash retainer for a non-employee Director of $65,000, chairman of the Compensation Committee and a cash retainer of $10,000 for serving as member of the Audit Committee. Effective October 1, 2015, represents a cash retainer for a non-employee Director of $65,000, for a member of the Audit Committee a cash retainer of $15,000 and a cash retainer of $15,000 for serving as chairman of the Compensation Committee. All other compensation represents yearend cash incentive of $25,000.

(6)

The fee earned, on pro-rata basis, represents a cash retainer for non-employee Director of $65,000. Effective October 1, 2015, represents a cash retainer for a non-employee Director of $65,000 and cash retainer of $10,000 for serving as a member of the Compensation Committee. All other compensation represents yearend cash incentive of $25,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Bart Veldhuizen (Chairman), Casey Shanley, Paul M. Leand, Jr. and Gary Weston, none of whom were at any time during the year ended 2015 an officer or employee of the Company or any of our subsidiaries.

IMPORTANT NOTICE REGARDING DELIVERY
OF SHAREHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is referred to as “householding,” potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.

The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain shareholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more shareholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Company stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

If you wish to receive a separate copy of this proxy statement, or would like to receive separate proxy statements in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902 or making a request via telephone at (203) 276-8100.

OTHER MATTERS

Under the By-Laws, only business stated in the Notice of Special Meeting of Shareholders (or any supplement thereto) shall be transacted at the Special Meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frank De Constanzo
Frank De Costanzo,
Chief Financial Officer and Secretary

Stamford, Connecticut

Dated: December 23, 2016

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

E15800-TBD

EAGLE BULK SHIPPING INC.
Special Meeting of Shareholders
January 20, 2017 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary Vogel and Frank De Costanzo, or either of them, each with the full power of substitution, as proxies, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on December 22, 2016, that the shareholder(s) is/are entitled to vote, at the Special Meeting of Shareholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036 at 10:00 a.m., local time, on Friday, January 20, 2017, or at any adjournment or postponement thereof.

This proxy may be revoked at any time before it is exercised.

This proxy card, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy will be voted "FOR" Proposals No. 1, 2 and 3.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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